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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Com21, Inc. on Form S-3 of our reports dated January 16, 2002 (March 29, 2002 as to Note 17), appearing in the Annual Report on Form 10-K of Com21, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Jose, California
May 8, 2002